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                                                                  Exhibit 10.1.4

                           [FORM OF BYE-LAW AMENDMENT]

                              AMENDED BYE-LAW 45(a)

45. LIMITATION ON VOTING RIGHTS OF CONTROLLED SHARES

      (1) Except as provided in the other paragraphs of this Bye-law 45, every Member of record owning shares conferring the right to vote present in person or by proxy shall have one vote, or such other number of votes as may be specified in the terms of the issue and rights and privileges attaching to such shares or in these Bye-laws, for each such share registered in such Member's name.

      (2) If, as a result of giving effect to the foregoing provisions of this Bye-law 45 or otherwise, the votes conferred by the Controlled Shares, directly or indirectly or by attribution, to any U.S. Person would otherwise represent more than 9.9% of the voting power of all shares entitled to vote generally at an election of Directors, the votes conferred by the Controlled Shares on such U.S. Person shall be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the Controlled Shares to such U.S. Person shall constitute 9.9% of the total voting power of all shares of the Company entitled to vote generally at any election of Directors (provided, however, that (a) votes shall be reduced only in shares of the Company, if any, held by such U.S. Person within the meaning of Section 958(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (b) votes shall be reduced only in shares of the Company, if any, held by such U.S. Person directly or held by such U.S. Person indirectly solely through one or more foreign entities, (c) votes shall be reduced in shares of the Company held by the H&F Funds and the WP Funds only if and to the extent that reductions in the vote of other shares do not result in satisfaction of the 9.9% threshold set forth in this paragraph (2), (d) such reduction (or portion thereof) in votes conferred by shares held by an H&F Fund shall not be effective on or after such date, if any, as such H&F Fund objects in writing to such reduction (or portion thereof) after reasonable notice given to such H&F Fund in advance of any meeting of shareholders (which notice the Company shall provide in writing) and (e) such reduction (or portion thereof) in votes conferred by shares held by a WP Fund shall not be effective on or after such date, if any, as such WP Fund objects in writing to such reduction (or portion thereof) after reasonable notice given to such WP Fund in advance of any meeting of shareholders (which notice the Company shall provide in writing)).

(3)   (a)   "CONTROLLED SHARES" in reference to any person means all shares of the Company directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Code;

      (b) "U.S. PERSON" means a United States person as defined in Section 7701(a)(30) of the Code;

      (c)   "H&F FUND" means [      ]; and

      (d)   "WP FUND" means [      ].

      (4) Upon written notification by a Member of the Board, the number of votes conferred by the total number of shares held by such Member shall be reduced to that percentage of the total voting power of the Company, as so designated by such Member (subject to acceptance of such reduction by the Board in its sole discretion), so that (and to the extent that) such Member may meet any applicable insurance or other regulatory requirement or voting threshold or limi-

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1     Between the date hereof and closing, the parties agree that to the extent that the form of amendment to bye-law 45 leaves open the possibility that the cutback rules fail to protect shareholders who are unaffiliated with the Purchasers from adverse tax consequences resulting from "controlled foreign corporation" status of the Company, the parties shall cooperate to develop alternative language for such bye-law (it being understood, however, that the Purchasers shall not suffer a cutback except as the Purchasers are or may be cut back as set forth herein).


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tation that may be applicable to such Member or to evidence that such person's voting power is no greater than such threshold.

      (5) Notwithstanding the foregoing provisions of this Bye-law 45, after having applied such provisions as best as they consider reasonably practicable, the Board may make such final adjustments to the aggregate number of votes conferred, directly or indirectly or by attribution, by the Controlled Shares on any U.S. Person that they consider fair and reasonable in all the circumstances to ensure that such votes represent 9.9% (or the percentage designated by a Member pursuant to paragraph (4) of this Bye-law 45) of the aggregate voting power of the votes conferred by all the shares of the Company entitled to vote generally at any election of Directors. Such adjustments intended to implement the 9.9% limitation set forth in paragraph (2) of this Bye-law 45 shall be subject to the proviso contained in such paragraph (2), but adjustments intended to implement the limitation set forth in a notification pursuant to paragraph
(4) of this Bye-law 45 shall not be subject to the proviso contained in paragraph (2).

      (6) Each Member shall provide the Company with such information as the Company may reasonably request so that the Company and the Board may make determinations as to the ownership (direct or indirect or by attribution) of Controlled Shares to such Member or to any person to which Shares may be attributed as a result of the ownership of Shares by such Member.


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                               AMENDED BYE-LAW 75

75. CERTAIN SUBSIDIARIES

      With respect to any company incorporated under the laws of Bermuda, Barbados or the Cayman Islands all of the voting shares of which are owned by the Company, and any other subsidiary of the Company designated by the Board of the Company (together, the "Designated Companies"), the board of directors of each such Designated Company shall consist of the persons who have been elected by the Members as Alternate Directors of the Company in accordance with Bye-law 14 or as Designated Company Directors. Notwithstanding the general authority set out in Bye-law 2(1), the Board shall vote all shares owned by the Company in each Designated Company to ensure the constitutional documents of such Designated Company require such Alternate Directors of the Company or Designated Company Directors to be elected as the directors of such Designated Company, and to elect such Alternate Directors or Designated Company Directors, as the case may be, as the directors of such Designated Company. The Company shall enter into agreements with each such Designated Company to effectuate or implement this Bye-law.


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